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                                                                    EXHIBIT 10.7



                INNOVATIVE SPECIALTY OPTICAL FIBER COMPONENTS LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                              AS OF APRIL 26, 2001



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                                                  TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I - Definitions...........................................................................................1
         Section 1.1. Definitions.................................................................................1
ARTICLE II - Organization and Powers..............................................................................6
         Section 2.1. Organization................................................................................6
         Section 2.2. Purposes and Powers.........................................................................6
         Section 2.3. Principal Place of Business.................................................................7
         Section 2.4. Fiscal Year.................................................................................7
         Section 2.5. Foreign Qualification.......................................................................7
         Section 2.6. Term........................................................................................7
         Section 2.7. No State-Law Partnership....................................................................7
         Section 2.8. Title to LLC Assets.........................................................................7
ARTICLE III - Members.............................................................................................8
         Section 3.1. Members.....................................................................................8
         Section 3.2. Admission of New Members....................................................................8
         Section 3.3. Meetings of Members.........................................................................8
         Section 3.4. Limitation of Liability of Members; Indemnity of Members....................................9
         Section 3.5. Authority..................................................................................10
         Section 3.6. Rights to Information......................................................................10
         Section 3.7. No Appraisal Rights........................................................................10
         Section 3.8. Classes of Shares..........................................................................10
         Section 3.9. Issuance of Additional Shares..............................................................11
         Section 3.10. Certificates..............................................................................11
         Section 3.11. Record Holders............................................................................11
         Section 3.12. Record Date...............................................................................11
         Section 3.13. Restrictions on Class B Shares............................................................12
         Section 3.14. Restrictions on Class C Shares............................................................13
ARTICLE IV - Management of the LLC...............................................................................14
         Section 4.1. Board of Directors/Powers..................................................................14
         Section 4.2. Initial Board; Term; Election..............................................................14
         Section 4.3. Resignation or Removal of Directors........................................................14
         Section 4.4. Vacancies..................................................................................15
         Section 4.5. Reliance by Third Parties..................................................................15
         Section 4.6. Meetings...................................................................................15
         Section 4.7. Notice of Special Meetings.................................................................15
         Section 4.8. Quorum.....................................................................................15
         Section 4.9. Action at Meeting..........................................................................15
         Section 4.10. Chairman of the Board.....................................................................16
         Section 4.11. Action by Consent.........................................................................16
         Section 4.12. Limitation of Liability of Directors......................................................16
         Section 4.13. Expenses..................................................................................16
ARTICLE V - Officers.............................................................................................16
         Section 5.1. Enumeration................................................................................16
         Section 5.2. Election; Qualification; Tenure............................................................17
         Section 5.3. Other Officers.............................................................................17
         Section 5.4. Other Powers and Duties....................................................................17

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         Section 5.5. Facsimile Signatures.......................................................................18
         Section 5.6. Limitation of Liability of Officers........................................................18
ARTICLE VI - INDEMNIFICATION.....................................................................................18
         Section 6.1. Indemnification of Directors and Officers..................................................18
         Section 6.2. Advancement of Expenses....................................................................18
         Section 6.3. Settlements................................................................................19
         Section 6.4. Non-Exclusive Nature of Indemnification....................................................19
         Section 6.5. Insurance..................................................................................19
         Section 6.6. Duration of Rights; Amendment..............................................................19
ARTICLE VII - Certain Transactions...............................................................................19
         Section 7.1. Transactions with Interested Persons.......................................................19
         Section 7.2. Outside Transactions.......................................................................20
         Section 7.3. Consents Required for Certain Actions......................................................20
ARTICLE VIII - Capital Accounts; Allocations; Distributions......................................................20
         Section 8.1. Capital Contributions......................................................................20
         Section 8.2. Return of Capital Contributions............................................................21
         Section 8.3. Capital Accounts; Allocations..............................................................21
         Section 8.4. Distributions to Members...................................................................25
ARTICLE IX - Transfer of Shares..................................................................................27
         Section 9.1. Transferability of Shares..................................................................27
         Section 9.2. Right of First Refusal.....................................................................28
         Section 9.3. Co-Sale Option.............................................................................30
         Section 9.4. Contemporaneous Transfers..................................................................32
         Section 9.5. Effect of Prohibited Transfers.............................................................32
         Section 9.6. Drag-Along Rights..........................................................................32
         Section 9.7. Repurchase Right in a Class A Member Sale Event............................................32
         Section 9.8. Indemnification; Limitation of Liabilities of the Members..................................33
         Section 9.9. Substituted Members........................................................................33
         Section 9.10. Obligation of Transferee..................................................................34
         Section 9.11. Additional Conditions.....................................................................34
         Section 9.12. General Prohibition Against Public Trading................................................34
ARTICLE X - Dissolution, Liquidation, and Termination; Incorporation.............................................34
         Section 10.1. Dissolution...............................................................................34
         Section 10.2. Liquidation...............................................................................35
         Section 10.3. Distribution Upon Liquidation.............................................................35
         Section 10.4. Certificate of Cancellation...............................................................35
         Section 10.5. Right to Convert to Corporate Form........................................................36
ARTICLE XI - Reports to Members..................................................................................37
         Section 11.1. Independent Auditors......................................................................37
         Section 11.2. Reports...................................................................................37
         Section 11.3. Inspection................................................................................37
         Section 11.4. Tax Matters...............................................................................37
ARTICLE XII - Miscellaneous......................................................................................37
         Section 12.1. General...................................................................................37
         Section 12.2. Notices...................................................................................37
         Section 12.3. Amendments................................................................................38
         Section 12.4. Headings..................................................................................38
         Section 12.5. Power of Attorney.........................................................................38
         Section 12.6. Effect of Securities Laws.................................................................39
         Section 12.7. Consent to Jurisdiction...................................................................39
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                       LIMITED LIABILITY COMPANY AGREEMENT

         This Agreement, dated as April 26, 2001, by and among the Persons identified as Members on EXHIBIT A attached hereto, as such Exhibit may hereinafter be amended from time to time.

         WHEREAS, the LLC has been formed as a limited liability company by the filing of its Certificate of Formation under the Delaware Limited Liability Company Act (as amended from time to time, the "ACT") on April 25, 2001; and

         WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the LLC and its assets and liabilities;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:


                            ARTICLE I - DEFINITIONS

         SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "ACT" shall have the meaning set forth in the Recitals hereof.

         "ADDITIONAL CAPITAL CONTRIBUTIONS" shall have the meaning set forth in
Section 8.1(b) hereof.

         "ADDITIONAL OFFER NOTICE" shall have the meaning set forth in Section 9.2(b) hereof.

         "ADJUSTED CAPITAL ACCOUNT" shall have the meaning set forth in Section 8.4(c) hereof.

         "AFFILIATE" means, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if such first Person directly or indirectly possesses the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

         "BOARD" or "BOARD OF DIRECTORS" means the LLC's Board of Directors, as described in Article IV hereof.

         "BOOK-UP EVENT" shall have the meaning set forth in Section 8.3(c) hereof.

         "BUYER" shall have the meaning set forth in Section 9.2 hereof.

         "CAPITAL ACCOUNT" means, as to any Member, the capital account maintained on the books of the LLC for such Member, as described in Section 8.3.


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         "CAPITAL CONTRIBUTION" means, as to any Member, the total amount of cash, property, promissory notes or services actually contributed to the LLC by such Member.

         "CAUSE" shall mean, with respect to an Officer, a vote of the Board of Directors resolving to terminate such Officer's employment with the LLC as a result of (i) the commission of any act by such Officer constituting financial dishonesty against the LLC or an Affiliate (which act would be chargeable as a crime under applicable law); (ii) such Officer's engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which could: (A) materially adversely affect the business or the reputation of the LLC or an Affiliate with its current or prospective customers, suppliers, lenders and/or other third parties with whom it does or might do business; or (B) expose the LLC or an Affiliate to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by such Officer to follow the directives of the Chief Executive Officer and President or, if such Officer is the Chief Executive Officer and President, the Board of Directors, or (iv) any material misconduct, violation of the LLC's policies, or willful and deliberate non-performance of duty by such Officer in connection with the business affairs of the LLC.

          "CERTIFICATE" shall mean the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the LLC with the Secretary of State of the State of Delaware pursuant to the Act.

         "CLASS A DIRECTORS" shall have the meaning set forth in Section 4.2 hereof.

         "CLASS B DIRECTOR(S)" shall have the meaning set forth in Section 4.2 hereof.

         "CLASS A MEMBER" means StockerYale, Inc., a Massachusetts corporation, and its successors and assigns.

         "CLASS A MEMBER SALE EVENT" shall mean (i) the dissolution or liquidation of the Class A Member (ii) the sale of all or substantially all of the assets of the Class A Member on a consolidated basis to any Person who is not an Affiliate of the Class A Member (a "CLASS A MEMBER THIRD-PARTY BUYER"),
(iii) a merger reorganization or consolidation in which the Persons who had Voting Control of the Class A Member prior to such transaction do not have Voting Control of the Class A Member immediately following completion of such transaction, (iv) the sale or exchange of all or a majority of the outstanding capital stock in the Class A Member to a Class A Member Third-Party Buyer or (v) any other transaction pursuant to which the Persons who had Voting Control of the Class A Member prior to such transaction do not have Voting Control of the Class A Member immediately following completion of such transaction.

         "CLASS B MEMBER" means any Member who holds Class B Shares.

         "CLASS C MEMBER" means any Member who holds Class C Shares.

         "CLASS A SHARES" shall have the meaning set forth in Section 3.8 hereof.

         "CLASS B SHARES" shall have the meaning set forth in Section 3.8 hereof.

         "CLASS C SHARES" shall have the meaning set forth in Section 3.8 hereof.


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         "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any corresponding U.S. federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "CO-SALE NOTICE" shall have the meaning set forth in Section 9.3(a) hereof.

         "CO-SALE OPTION" shall have the meaning set forth in Section 9.3(a) hereof.

         "CO-SALE ACCEPTANCE NOTICE" shall have the meaning set forth in Section 9.3(b) hereof.

         "CO-SALE ELECTION PERIOD" shall have the meaning set forth in Section 9.3(b) hereof.

         "DEEMED ENTERPRISE VALUE" shall mean the deemed enterprise value of the LLC resulting from the following formula:

(PP x OS)         x              LLC REV
                           ------------------
                              Class A Rev

In which the variables have the following meanings:

PP The purchase price, expressed in dollars, which one share of common stock of the Class A Member is entitled to receive as consideration in, or as a result of, the Class A Member Sale Event; PROVIDED, HOWEVER, that in the event the consideration to be received is other than cash, PP shall be determined in good faith by the Board of Directors of the LLC based on the midpoint of the range of fair market value attributed to such consideration by the investment banking firm or other financial advisor engaged by the Class A Member in connection with the Class A Member Sale Event

OS The total number of outstanding shares of common stock of the Class A Member, on a fully diluted basis, calculated using the treasury share method

LLC Rev The average monthly revenues of the LLC determined in accordance with generally accepted accounting principles, consistently applied, for the six (6) full months preceding
                  (i) public announcement of a definitive agreement relating to a Class A Member Sale Event or (ii) if no definitive agreement will be entered into in connection with the Class A Member Sale Event, public announcement of a definitive and binding offer in connection with a Class A Member Sale Event

Class A Rev       The average monthly revenues of the Class A Member
                  determined in accordance with generally accepted accounting principles, consistently applied (less that portion of LLC Rev derived from Persons other than the Class A Member), for the six (6) full months preceding (i) public announcement of a definitive agreement relating to a Class A Member Sale Event or (ii) if no definitive agreement will be


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                  entered into in connection with the Class A Member Sale
                  Event, public announcement of a definitive and binding offer in connection with a Class A Member Sale Event

         "DEEMED LIQUIDATION" shall have the meaning set forth in Section 8.3(c) hereof.

         "DIRECTOR" shall mean a person elected as a member of the Board of Directors in accordance with Article IV hereof.

         "DRAG-ALONG RIGHT" shall have the meaning set forth in Section 9.6 hereof.

         "INDEMNIFIABLE PARTY" shall have the meaning set forth in Section 6.1 hereof.

         "INVESTMENT COMPANY ACT" means the U.S. Investment Company Act of 1940, as amended, and any successor statute.

         "JOINDER AGREEMENT" means the Joinder Agreement attached hereto as EXHIBIT B.

         "LLC" shall mean Innovative Specialty Optical Fibers LLC, a Delaware limited liability company and its successors or assigns.

         "LLC ACCEPTANCE NOTICE" shall have the meaning set forth in Section 9.2(b) hereof.

         "LLC OPTION PERIOD" shall have the meaning set forth in Section 9.2(b) hereof.

         "LLC SALE EVENT" shall mean (i) the dissolution or liquidation of the LLC, (ii) the sale of all or substantially all of the assets of the LLC on a consolidated basis to any Person who is not an Affiliate of the LLC or any Member (in each case, a "THIRD-PARTY BUYER"), (iii) a merger, reorganization or consolidation in which the outstanding shares of capital stock of the LLC are converted into or exchanged for a different kind of securities of the successor entity or in which the Persons who had Voting Control of the LLC prior to such transaction do not have Voting Control of the LLC immediately following completion of such transaction, (iv) the sale or exchange of all or a majority of the outstanding membership interests in the LLC to a Third-Party Buyer or (v) any other transaction pursuant to which the Persons who had Voting Control of the LLC prior to such transaction do not have Voting Control of the LLC immediately following completion of such transaction.

         "MAJORITY INTEREST" shall have the meaning set forth in Section 9.6 hereof.

         "MANAGER" shall have the meaning set forth in Section 4.1 hereof.

         "MEMBER" shall mean any Person admitted as a Member in accordance with the terms of this Agreement and named on EXHIBIT A, as EXHIBIT A may be amended from time to time, and includes any Person admitted pursuant to the provisions of this Agreement when acting in his, her or its capacity as a Member of the LLC, and "MEMBERS" shall mean two (2) or more of such Persons when acting in their capacities as Members of the LLC.

         "MEMBER ACCEPTANCE NOTICE" shall have the meaning set forth in Section 9.2(c) hereof.


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         "MEMBER OPTION PERIOD" shall have the meaning set forth in Section
9.2(c) hereof.

         "OFFER NOTICE" shall have the meaning set forth in Section 9.2(a) hereof.

         "OFFER SHARES" shall have the meaning set forth in Section 9.2(a) hereof.

         "OFFEREE MEMBERS" shall have the meaning set forth in Section 9.2(a) hereof.

         "OFFICER" shall have the meaning set forth in Section 5.1 hereof.

         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel either chosen by the Board of Directors or, if chosen by a Member, reasonably satisfactory to the Board of Directors.

         "PERMITTED TRANSFEREE(S)" shall have the meaning set forth in Section 9.1(e) hereof.

         "PERSON" means a natural person, partnership (whether general or limited), limited liability company, limited liability partnership, governmental entity, trust, estate, association, joint venture, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "REJECTED SHARES" shall have the meaning set forth in Section 9.2(b) hereof.

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended from time to time, together with any successor statute, and the rules and regulations promulgated thereunder.

         "SHARES" shall have the meaning set forth in Section 3.8 hereof.

         "TAX DISTRIBUTION" shall have the meaning set forth in Section 8.3(b) hereof.

         "TERMINATION EVENT" shall mean the termination of a Member's employment with the LLC, for any reason, whether initiated by the LLC or the Member, including but not limited to death, disability, or retirement; PROVIDED, HOWEVER, that, in the event a holder of Class B Shares or Class C Shares (a "TRANSFEROR") has Transferred such Shares to a Permitted Transferee pursuant to
Section 9.1(b), (c) or (d), the Termination Event shall be deemed to occur upon the termination of the Transferor's employment (even if he or she is no longer a Member of record).

         "THIRD PARTY BUYER" shall have the meaning set forth in the definition of "SALE EVENT."

         "TRANSACTION OFFER" shall have the meaning set forth in Section 9.2 hereof.

         "TRANSFER" shall have the meaning set forth in Section 9.1(a) hereof.

         "TRANSFEREE" shall have the meaning set forth in Section 9.1(a) hereof.

         "TRANSFEROR" shall have the meaning set forth in the definition of "Termination Event."

         "TRANSFERRING MEMBER" shall have the meaning set forth in Section 9.2 hereof.


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         "TREASURY REGULATIONS" means the rules and regulations promulgated by the United States Treasury Department pursuant to the Code.

         "UNVESTED SHARES" shall mean Shares that are subject to vesting but that have not vested in accordance with the provisions of Section 3.14 hereof.

         "VESTED SHARES" shall mean Shares that have vested in accordance with the provisions of Section 3.14 hereof; it being understood that Class A Shares and Class B Shares are considered to be vested in full immediately upon issuance thereof.

         "VOTING CONTROL" means the right to elect a majority of the directors of a corporation, the right to designate a majority of the general partners of a partnership, the right to designate a majority of the managing members or members of the board of directors of a limited liability company, or the right to receive fifty-one percent (51%) or more of the profits of a corporation, partnership or limited liability company.


                      ARTICLE II - ORGANIZATION AND POWERS

         SECTION 2.1. ORGANIZATION. The LLC has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation shall be, if required by the Act, and may be, in all other cases, amended and/or restated by the Board of Directors as provided in the Act. The Certificate of Formation, as so amended and/or restated from time to time, is referred to herein as the "CERTIFICATE." The Board of Directors shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

         SECTION 2.2. PURPOSES AND POWERS. The principal business activity and purpose of the LLC shall initially be to develop specialty optical fibers and related devices and to conduct any business related thereto or useful in connection therewith. However, the business and purposes of the LLC shall not be limited to its initial principal business activity and, unless the Board of Directors otherwise determines, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act. In furtherance of such purposes and as part of its business, the LLC shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any Person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation, the following powers:

         (a) To purchase or otherwise acquire, hold, and sell or otherwise dispose of securities, without regard to whether such securities are publicly traded, readily marketable or otherwise restricted as to transfer or resale and to possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, securities held or owned by the LLC, and to carry securities in the name of a nominee or nominees;

         (b) To borrow or raise moneys, to guarantee the obligations of others and to sell, pledge or otherwise dispose of the assets of the LLC or to issue bonds or other obligations of the LLC for its purposes;


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         (c) To have and maintain an office within the State of New Hampshire and any other jurisdictions that the Board of Directors deems appropriate, and in connection therewith to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the LLC to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including, without limitation, taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the LLC;

         (d) To form and own one or more corporations, trusts, partnerships or limited liability companies as the Board of Directors deems necessary; and

         (e) To enter into, make and perform all such contracts, agreements and other undertakings as may be necessary, advisable or incidental to the carrying out of the foregoing objects and purposes.

         SECTION 2.3. PRINCIPAL PLACE OF BUSINESS. The principal office and place of business of the LLC shall initially be 32-A Hampshire Road, Salem, New Hampshire 03079. After giving notice to the Members, the Board of Directors may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business.

         SECTION 2.4. FISCAL YEAR. The fiscal year of the LLC shall end on December 31 of each year or on such date as the Board of Directors may determine from time to time.

         SECTION 2.5. FOREIGN QUALIFICATION. The Board of Directors shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

         SECTION 2.6. TERM. The LLC commenced on April 25, 2001 (by the filing of the Certificate with the Secretary of State of the State of Delaware) and its existence shall be perpetual, unless and until it is dissolved in accordance with Article X.

         SECTION 2.7. NO STATE-LAW PARTNERSHIP. The Members intend that the LLC not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

         SECTION 2.8. TITLE TO LLC ASSETS. Title to LLC assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Title to any or all of the LLC assets may be held in the name of the LLC or one or more nominees, as the Board of Directors may determine. All LLC assets shall be recorded as the property of the LLC in its books and records, irrespective of the name in which record title to such LLC asset is held.


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                             ARTICLE III - MEMBERS

SECTION 3.1.      MEMBERS.

         (a) The Members of the LLC, their number and class of Shares and their addresses shall be listed on EXHIBIT A and said Exhibit shall be amended from time to time by the Board of Directors to reflect the admission of additional Members, transfers of Shares or the issuance of additional Shares pursuant to this Agreement. The Board of Directors will, upon written request, provide Members with the most recently amended EXHIBIT A, which shall constitute the record list of the Members for all purposes of this Agreement.

         (b) Each Member hereby represents and warrants to the LLC and acknowledges that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (ii) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time and understands that it has no right to withdraw or have its Shares repurchased by the LLC, (iii) it is acquiring Shares in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (iv) it understands that the Shares of the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with and (v) if it is an entity, the execution, delivery and performance of this Agreement do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound.

         SECTION 3.2. ADMISSION OF NEW MEMBERS. Additional Persons may, from time to time, be admitted to the LLC as Members upon such terms as are established by the Board of Directors, subject to Section 7.3 hereof. At the time of, and as a condition to, their admission to the LLC, new Members shall pay the purchase price for their Shares (including, if permitted by the Board of Directors in any particular instance, by delivering a promissory note or other property or securities) as determined by the Board of Directors. Following their admission to the LLC, Members shall not be obligated to make any further Capital Contributions to the LLC unless otherwise agreed by the Member at the time of admission. Upon the admission of a new Member, the Board of Directors shall amend EXHIBIT A hereto to reflect such admission and to reflect the number and class of Shares issued to such new Member and the purchase price paid therefor. Existing Members shall have no preemptive or similar right under this Agreement in connection with any new issuances of equity interests in the LLC.

         SECTION 3.3. MEETINGS OF MEMBERS.

         (a) REGULAR/SPECIAL MEETINGS. The Board of Directors may establish dates for an annual or other regular meeting of Members, and may also call special meetings of the Members at any time, but no meetings of Members need be held. Except as otherwise provided in Article IV hereof for the purpose of electing Directors or as otherwise required by the Act, Members


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shall not have the power to require that a meeting of Members be held or that any matter be voted upon by the Members (or any class thereof).

         (b) NOTICE OF MEETINGS. A written notice stating the place, date and hour of all meetings of Members shall be given by the Board of Directors not less than five nor more than fifty days before the meeting to each Member by delivering such notice to him or by mailing it, postage prepaid, and addressed to such Member at his address as it appears on the records of the LLC. Notice need not be given to a Member if a written waiver of notice is executed before or after the meeting by such Member, if communication with such Member is unlawful, or if such Member attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         (c) QUORUM. The holders of a majority of all Shares issued, outstanding and entitled to vote shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes present in person or by proxy and entitled to vote at the meeting upon the question, whether or not a quorum is present.

         (d) ACTION AT MEETING. At any meeting of Members at which a quorum is present, holders of a majority of Shares present or represented by proxy and entitled to vote on any matter may take action on such matter, unless otherwise provided by law or in this Agreement.

         (e) VOTING AND PROXIES. Members shall have one vote for each Share owned by them of record according to the books of the LLC unless otherwise provided by law or by this Agreement. Members may vote either in person or by written proxy, but no proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period and is coupled with an interest. Proxies shall be filed with the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment or postponement of such meeting. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         (f) ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken at any meeting of Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares were present and voted. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those holders of Shares who have not consented in writing.

         SECTION 3.4. LIMITATION OF LIABILITY OF MEMBERS; INDEMNITY OF MEMBERS. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC, and no Member shall be liable to the LLC or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the LLC or return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of it powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Directors responsible for the liabilities of the LLC. The LLC shall indemnify and hold harmless each of the Members acting on behalf of the LLC pursuant to the terms of this Agreement from and against any claim by any third party seeking monetary damages against such Member arising out of such Member's performance of its duties in good faith. Such indemnity shall continue unless and until a court of competent jurisdiction adjudicates that such course of conduct constituted gross negligence, willful misconduct or fraud of the Member. Notwithstanding the foregoing, no Member is authorized to act on behalf of the LLC except in accordance with an express resolution of the Board of Directors.

         SECTION 3.5. AUTHORITY. Unless specifically authorized by the Board of Directors, no Member that is not a Director or Officer shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

         SECTION 3.6. RIGHTS TO INFORMATION. Members shall have the right to receive from the Board of Directors upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the LLC to which Members are entitled by the Act, subject to reasonable conditions and standards established by the Board of Directors, as permitted by the Act, which may include, without limitation, withholding or restrictions on the use of confidential information.

         SECTION 3.7. NO APPRAISAL RIGHTS. No Member shall have any right to have his Shares appraised and paid out under the circumstances provided in
Section 18-210 of the Act.

         SECTION 3.8. CLASSES OF SHARES. Interests of Members in the profits and losses of the LLC and the right of Members to distributions and allocations shall be evidenced by shares of interest in the LLC ("SHARES"). There shall initially be three classes of Shares, with voting and economic rights as follows:

         (a) Class A Shares shall entitle the holder(s) thereof to distributions in accordance with the provisions of Section 8.4 and shall confer upon the holder(s) thereof the right to vote on the matters specified in this Agreement and all matters on which members of a limited liability company are entitled to vote pursuant to the Act.

         (b) Class B Shares shall entitle the holder(s) thereof to distributions in accordance with the provisions of Section 8.4 and shall confer upon the holder(s) thereof the right to vote on the matters specified in this Agreement and all matters on which members of a limited liability company are entitled to vote pursuant to the Act.

         (c) Class C Shares shall entitle the holder(s) thereof to distributions in accordance with the provisions of Section 8.4 and shall confer upon the holder(s) thereof the right to vote on the matters specified in this Agreement and all matters on which members of a limited liability company are entitled to vote pursuant to the Act.

         (d) The Members shall vote together as a single class on all matters requiring a vote of the Class A Shares, the Class B Shares and the Class C Shares, unless otherwise specified in this Agreement or otherwise required by the Act.

         SECTION 3.9. ISSUANCE OF ADDITIONAL SHARES. Subject to Section 7.3 hereof, the Board of Directors may from time to time issue up to 16 Class C Shares to employees and other consultants and/or advisors of the LLC, subject to the provisions of Section 3.14 hereof, or Shares of the same class or new classes (which may be subject to such restrictions as the Board of Directors may determine or may be issued free of restrictions) and/or options, warrants or other securities convertible into or exercisable for Shares to existing Members and to the LLC's employees, Officers, Directors, consultants and/or advisors, and the Board of Directors may amend any provision of this Agreement (including, without limitation, the provisions of Article VIII hereof) to effect the foregoing without any action of Members. The total number of Shares granted (including Class C Shares and Shares granted upon the exercise or conversion of options, warrants or other convertible securities) and the terms of such grants shall be determined by the Board of Directors or a committee thereof; PROVIDED, HOWEVER, that in no event may any Shares or other securities senior to the Class A Shares or the Class B Shares with respect to liquidation, distribution or other economic or voting rights be issued without the approval of Members holding not less than 51% of the outstanding class of Shares so affected, voting as a separate class.

         SECTION 3.10. CERTIFICATES. Unless otherwise determined by the Board of Directors, Shares shall not be represented by certificates.

         SECTION 3.11. RECORD HOLDERS. Except as may otherwise be required by law or by this Agreement, the LLC shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares, until such Shares have been transferred on the books of the LLC in accordance with the requirements of this Article III and in compliance with the restrictions on Transfer set forth in Article IX of this Agreement. It shall be the duty of each Member to notify the LLC of his, her or its address.

         SECTION 3.12. RECORD DATE. In order that the LLC may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to an action of the LLC in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In such case only Members of record on such record date shall be so entitled notwithstanding any transfer of Shares on the books of the LLC after the record date.

         If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining Members entitled to vote by written consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be as of the day on which a Member first executes a written consent, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 3.13. RESTRICTIONS ON CLASS B SHARES. Each of the Class B Shares shall be subject to the following restrictions, in addition to any other restrictions or limitations set forth in this Agreement:

         (a) REPURCHASE OF CLASS B SHARES. Upon the occurrence of a Termination Event, the LLC or its assigns shall have the right and option to repurchase all or any portion of the Class B Shares held by such Class B Member (or his or her Permitted Transferees), at the fair market value per Share on the date of such Termination Event, as determined by the Board of Directors in good faith (subject to paragraph (b) below).

         (b) CLOSING PROCEDURE. If the LLC or its assigns desires to exercise its right to repurchase the Shares pursuant to Section 3.13(a) above, then the LLC shall effect such repurchase by delivering to such Class B Member written notice within one hundred twenty (120) days after the Termination Event, specifying a date within such one hundred twenty (120) day period in which repurchase shall be effected and setting forth the aggregate purchase price to be paid by the LLC based on the Board's good faith determination of fair market value of the Class B Member's shares (the "EXERCISE NOTICE"). Within 10 business days of receiving the Exercise Notice of the Board of Director's determination of the fair market value per Share, the Class B Member may dispute the Board's determination of fair market value by providing written notice of such disagreement to the Board of Directors and his or her reasons for disagreeing. In such event, the Class B Member and the LLC shall negotiate in good faith for 5 business days to resolve their dispute. If after such time there is no resolution of the dispute, then the LLC's independent auditors (who shall be the independent certified public accountants of recognized national standing selected by the Board of Directors pursuant to Section 11.1 hereof) shall be given instructions to calculate the fair market value per Class B Share within 10 business days. Such auditors will then provide a written notice to both parties stating the fair market value per Class B Share and the methodology it used, which fair market value shall be binding with respect to any repurchase pursuant to this Section 3.13 for a period of 6 months thereafter.

         (c) The LLC may elect in its sole discretion to pay all or a portion of the purchase price for the Shares to be purchased by the LLC by payment of twenty-five percent (25%) in cash or immediately available funds and the delivery of a duly authorized, executed and delivered promissory note of the LLC for the remainder of the purchase price. Such promissory note will (i) provide for the payment of the principal amount owing thereunder in four equal installments on the dates which fall on the six month anniversary of the closing of the repurchase of the Shares and each six months thereafter; and (ii) bear interest at an annual percentage rate equal to the prime rate in effect as of the date of the closing of the Repurchase as published in the WALL STREET JOURNAL from time to time plus 1%, to be paid at each annual anniversary of the repurchase of the Shares. Any Shares repurchased by the LLC shall be cancelled and no longer outstanding, and EXHIBIT A hereto shall be amended accordingly. The LLC may not reissue any repurchased Shares.

         (d) NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall be construed to confer rights to employment or continued employment to any Class B Member.

         SECTION 3.14. RESTRICTIONS ON CLASS C SHARES. Each of the Class C Shares shall be subject to the following restrictions, in addition to any other restrictions or limitations set forth in this Agreement:

         (a) VESTING. Class C Shares shall be issued subject to a vesting schedule determined by the Board of Directors at the time of issuance. Class C Shares shall be considered "Vested" upon satisfaction of conditions specified by the Board of Directors as applicable to the pertinent grant or issuance of the applicable Class C Shares. Unless and until the applicable conditions have been satisfied, Class C Shares will be considered "Unvested" for all purposes. The Board of Directors has the power to amend the vesting schedule applicable to any grant or issuance of Class C Shares at any time; provided, however, that the Board may not amend a vesting schedule in a manner adverse to any holder of Class C Shares without such holder's prior consent. Notwithstanding the foregoing, all Class C Shares shall be deemed to be vested in full immediately prior to the consummation of an LLC Sale Event.

         (b) REPURCHASE OF CLASS C SHARES. Upon the occurrence of a Termination Event, the LLC or its assigns shall have the right and option to repurchase all or any portion of the Class C Shares held by such Class C Member (or his or her Permitted Transferees), as follows: (i) all Unvested Shares held by such Class C Member may be repurchased at the purchase price per Share that such Class C Member (or his or her Permitted Transferees) initially paid for each Class C Share (which, if such shares were issued in consideration for services or property, will be the fair market value of such Shares at the time of issuance, as determined by the Board of Directors in good faith); and (ii) all Vested Shares held by such Class C Member (or his or her Permitted Transferees) may be repurchased at the fair market value per Share on the date of the Termination Event, as determined by the Board of Directors in good faith.

         (c) CLOSING PROCEDURE. If the LLC or its assigns desires to exercise its right to repurchase the Shares pursuant to Section 3.14(b) above, then the LLC shall effect such repurchase by delivering to such Class C Member written notice within six (6) months after the Termination Event, specifying a date within such six-month period in which repurchase shall be effected. The LLC may elect in its sole discretion to pay all or a portion of the purchase price for the Shares to be purchased by the LLC by payment of twenty-five percent (25%) in cash or immediately available funds and the delivery of a duly authorized, executed and delivered promissory note of the LLC for the remainder of the purchase price. Such promissory note will (i) provide for the payment of the principal amount owing thereunder in three equal installments on the first, second and third anniversaries of the closing of the repurchase of the Shares; and (ii) bear interest at an annual percentage rate equal to the prime rate in effect as of the date of the closing of the Repurchase as published in the WALL STREET JOURNAL from time to time plus 1%, to be paid at each annual anniversary of the repurchase of the Shares. Any Shares repurchased by the LLC shall be cancelled and no longer outstanding, and EXHIBIT A hereto shall be amended accordingly. The LLC may not reissue any repurchased Shares.

         (d) NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall be construed to confer rights to employment or continued employment to any Class C Member.


                       ARTICLE IV - MANAGEMENT OF THE LLC

         SECTION 4.1. BOARD OF DIRECTORS/POWERS. The business of the LLC shall be managed by a Board of Directors who may exercise all the powers of the LLC except as otherwise provided by law or by this Agreement; it being understood that the Board of Directors is intended to function in a manner comparable to the board of directors of a corporation, with comparable powers and duties. The Board of Directors shall be the "MANAGER" of the LLC for all purposes under the Act. The Board of Directors may delegate any or all of its powers to one or more Officers of the LLC from time to time.

         SECTION 4.2. INITIAL BOARD; TERM; ELECTION. The Board of Directors shall initially consist of five members, three of whom (the "CLASS A DIRECTORS") shall be elected by the vote of holders of a majority of Class A Shares which are voted on such matter and two of whom (the "CLASS B DIRECTOR(S)") shall be elected by the vote of holders of a majority of Class B Shares which are voted on such matter (voting together as a single class). The initial Class A Directors shall be Mark Blodgett, Alain Beauregard and George Fryburg. The initial Class B Directors shall be Dr. Danny Wong and another person to be elected by the Class B Members, reasonably satisfactory to the Class A Member. The number of Directors comprising the Board of Directors may be increased or decreased by vote of not less than a majority of the Directors then in office; PROVIDED, HOWEVER, that at no time may the Board of Directors consist of fewer than five members; PROVIDED FURTHER, HOWEVER, that in the event that the Board of Directors consists of fewer than five members for any reason (including without limitation as a result of the resignation, removal or death of a Director), the remaining Directors may act in all respects as the full Board of Directors for a period of no longer than 180 days (and in such an event the remaining Directors will use their best efforts to locate substitute Director(s) as soon as reasonably practicable). Subject to Section 4.4 below, in the event that the Board of Directors consists at any time of greater than five members, not less than sixty percent (60%) of such members shall be elected by the vote of holders of a majority of Class A Shares which are voted (or deemed to have been voted) on such matter and not more than forty percent (40%) of such members shall be elected by the vote of holders of a majority of Class B Shares which are voted on such matter (with the intention of the Members being that the number of Directors elected by holders of Class A Shares be as close to sixty percent (60%) of the total number of Directors as possible). Except as provided in SECTION 4.3 below, the Directors shall serve for one-year terms and until their successors are duly elected and qualified.

         SECTION 4.3. RESIGNATION OR REMOVAL OF DIRECTORS. Any Director may resign from the Board of Directors at any time by written notice to the Board of Directors, effective upon execution and delivery of such notice or upon any future date specified in such notice. Directors may be removed from office, with or without cause, at any time upon the vote of the holders of a majority of the Shares of the class that elected such Director in accordance with Section 4.2 above.

         SECTION 4.4. VACANCIES. Any vacancy on the Board of Directors occurring for any reason (including, without limitation, as a result of an increase in the number of Directors) may be filled by vote of the holders of a majority of the Shares of the class that was entitled to elect the Director whose vacancy is being filled. Subject to the provisions of Section 4.2 above, in the event of a vacancy on the Board of Directors, the remaining Directors may exercise the powers of the full Board of Directors until such vacancy is filled.

         SECTION 4.5. RELIANCE BY THIRD PARTIES. Any action taken by a Director, and the signature of a Director on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of that Director and the LLC with respect thereto. Any Person dealing with the LLC, the Directors or any Member may rely upon a certificate signed by any Director as to (i) the identity of any Directors, Officers or Members; (ii) any factual matters relevant to the affairs of the LLC; (iii) the persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC, the Directors or any Member.

         SECTION 4.6. MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, the President, or two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

         SECTION 4.7. NOTICE OF SPECIAL MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by any Officer of the LLC or by one of the Directors calling the special meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         SECTION 4.8. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum, so long as at least one Class A Director and one Class B Director are present. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

         SECTION 4.9. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law or by this Agreement.

         SECTION 4.10. CHAIRMAN OF THE BOARD. Subject to Section 7.3, the Chairman of the Board shall be elected by a majority of the Board of Directors. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and Members. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time designate. The initial Chairman of the Board shall be Mark W. Blodgett.

         SECTION 4.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a unanimous written consent thereto is signed by all of the Directors then in office and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

         SECTION 4.12. LIMITATION OF LIABILITY OF DIRECTORS. No Director shall be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as a Director of the LLC. No Director shall be personally liable to the LLC or to its Members for acting in good faith reliance upon the provisions of this Agreement, or for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the LLC or its Members,
(ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Director derived an improper personal benefit.

         SECTION 4.13. EXPENSES. The LLC shall bear all costs and expenses (i) in connection with the organization of the LLC and the offering and sale of Shares, (ii) for legal and auditing services incurred in connection with the operation of the LLC; (iii) for reasonable consulting and other professional services that are provided in connection with the making of specific investments (whether or not consummated); (iv) on account of brokerage fees, commissions and discounts incurred in connection with the purchase, retention or sale of securities; (v) on account of filing fees; and (vi) on account of federal, state, county, and municipal taxes and assessments assessed against the LLC; and all other liabilities (including, without limitation, judgments, fines, penalties, amounts paid in settlement, attorneys' fees, and costs of investigation) incurred by or on behalf of the LLC in connection with the conduct of the business of the LLC, or, if applicable, the defense or disposition of any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative, arising in connection with the conduct of the business of the LLC. The Board of Directors and/or the Officers shall be reimbursed by the LLC for expenditures made on behalf of the LLC in connection with any of the foregoing.


                              ARTICLE V - OFFICERS

         SECTION 5.1. ENUMERATION. The Board of Directors, as set forth below, will appoint agents of the LLC (the "OFFICERS"). The Officers shall have such titles as the Board of Directors shall determine from time to time, which titles shall initially be the President, the Secretary, and the Treasurer. The Board of Directors shall determine the authority and duties of the Officers, which shall initially be as set forth below.

         (a) PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the Chief Executive Officer of the LLC. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the LLC's business; it being understood that the President is intended to have comparable powers and duties as the president of a corporation. If there is no Chairman of the Board or if he is absent, the President shall preside, when present, at all meetings of the Board of Directors and Members. The President shall have such other powers and duties as the Board of Directors may from time to time designate. The initial President shall be Dr. Danny Wong.

         (b) SECRETARY. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors of the Officers, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

         (c) TREASURER AND ASSISTANT TREASURERS. The Treasurer shall keep or cause to be kept the books of account of the LLC and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the LLC. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the LLC. If no Treasurer is appointed and serving or, in the absence of the appointed Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

         SECTION 5.2. ELECTION; QUALIFICATION; TENURE. Subject to Section 7.3, Officers shall be elected by the Board of Directors from time to time and shall hold office until their resignation or removal by the Board of Directors. Any Officer may resign by delivering his written resignation to the LLC, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to Section 7.3 and the rights, if any, of any Officer under an employment agreement with the LLC, the Board of Directors may remove any Officer with or without cause by a vote of a majority of the Directors then in office. No Officer need be a Member or Director. Any two or more offices may be held by the same person.

         SECTION 5.3. OTHER OFFICERS. The Board of Directors may appoint one or more additional Officers of the LLC from time to time with such powers and duties as the Board of Directors shall determine.

         SECTION 5.4. OTHER POWERS AND DUTIES. Subject to this Agreement, each Officer of the LLC shall have, in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his office, and such other duties and powers as may be designated from time to time by the Board of Directors; it being understood that such Officers are intended to have comparable duties and powers as similarly-titled officers of a corporation.

         SECTION 5.5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer or Officers of the Company may be used whenever and as authorized by the Board of Directors.

         SECTION 5.6. LIMITATION OF LIABILITY OF OFFICERS. No Officer shall be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as an Officer of the LLC. No Officer shall be personally liable to the LLC or to its Members for acting in good faith reliance upon the provisions of this Agreement, or for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the LLC or its Members,
(ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Officer derived an improper personal benefit.


                          ARTICLE VI - INDEMNIFICATION

         SECTION 6.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The LLC shall indemnify each member of the Board of Directors, each Officer, and each individual who serves at the request of the LLC as a director, officer or trustee of another organization in which the LLC has any interest as a security holder, creditor or otherwise (each an "INDEMNIFIABLE PARTY") against all liabilities, losses and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise settlements, and fines, penalties and counsel fees, reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Indemnifiable Party may be or may have been involved as a party or otherwise or with which it or they may be or may have been threatened, while in office or thereafter by reason of being or having been such member of the Board of Directors or Officer, or serving or having served at the request of the LLC as such director, officer or trustee; PROVIDED, HOWEVER, that indemnification shall not be paid hereunder with respect to any matter as to which the Indemnifiable Party shall have been finally adjudicated in any such action, suit or other proceeding, or otherwise by a court of competent jurisdiction, to have committed an action of gross negligence, willful malfeasance, fraud in the conduct of its or their office, an action not taken in good faith or actions not taken in the reasonable belief that the Indemnifiable Party is acting in the best interests of the LLC and the Members.

         SECTION 6.2. ADVANCEMENT OF EXPENSES. Expenses, including reasonable counsel fees, so incurred by an Indemnifiable Party asserting the right to indemnification hereunder may be paid by the LLC in advance of the final disposition of any such action, suit or proceeding following receipt of a written undertaking from such party that the amounts so paid shall be repaid to the LLC if it is ultimately determined that indemnification of such expenses is not authorized under this Section 6.2; PROVIDED, HOWEVER, that if such action, suit or proceeding has been commenced and is being pursued by Members representing in excess of fifty percent (50%) of the combined Capital Contributions of all Members, no such expenses shall be advanced prior to the initial disposition of such action, suit or proceeding.

         SECTION 6.3. SETTLEMENTS. As to any matter disposed of by a compromise payment, pursuant to a consent decree or otherwise, no such indemnification, either for said payment or for any other expenses, shall be provided unless there has been obtained written advice of independent legal counsel to the effect that, based on facts and circumstances presented to such counsel which are represented by the Board of Directors as being accurate and complete, the Indemnifiable Party appears to have acted in good faith in the reasonable belief that its or his action was in the best interests of the LLC and that such indemnification would not protect such Indemnifiable Party against any liability to the LLC or the Members to which it would otherwise be subject by reason of gross negligence, willful malfeasance, fraud in the conduct of its or their office, an action not taken in good faith or actions not taken in the reasonable belief that the Indemnifiable Party is acting in the best interests of the LLC and the Members.

         SECTION 6.4. NON-EXCLUSIVE NATURE OF INDEMNIFICATION. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which the Indemnifiable Party may be entitled under any statute, bylaw, agreement or otherwise; PROVIDED, HOWEVER, that the Indemnifiable Party shall use commercially reasonable efforts to obtain indemnification from any entity from which it or he may be entitled thereto, including without limitation, director and officer indemnity insurance and corporate or other indemnification provisions of other entities, before seeking indemnification from the LLC.

         SECTION 6.5. INSURANCE. The LLC may, but is not obligated to, purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the LLC, or is or was serving at the request of the LLC as a director, officer or trustee of another organization, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the LLC would have the power to indemnify him against such liability under the provisions of the Act (as presently in effect or hereafter amended) or this Agreement.

         SECTION 6.6. DURATION OF RIGHTS; AMENDMENT. The rights to indemnification provided by this Article VI shall continue as to a person who has ceased to be a Director or Officer or ceased to serve at the request of the LLC as a director, officer or trustee of another organization and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a Director or Officer of the LLC or serves at the request of the LLC as a director, officer or trustee of another organization shall be deemed to have served and/or to have continued to serve in such capacity in reliance on the rights to indemnification provided by this Article
VI. This Article VI may be amended only so as to have a prospective effect.


                       ARTICLE VII - CERTAIN TRANSACTIONS

         SECTION 7.1. TRANSACTIONS WITH INTERESTED PERSONS. Unless entered into in bad faith, no contract or transaction between the LLC and one or more of its Directors, Officers or Members, or between the LLC and any other corporation, partnership, association or other organization in which one or more of its Directors, Officers or Members have a financial interest or are directors, partners, members or officers, shall be voidable solely for such reason or solely because said Director, Officer or Member was present or participated in the authorization of such contract or transaction if the material facts as to the relationship or interest of said Director, Officer or Member and as to the contract or transaction were disclosed or known to the Board of Directors and the contract or transaction was authorized by the Board of Directors without participation by any interested Director, and no Director, Officer or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the LLC, any Member, or any other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

         SECTION 7.2. OUTSIDE TRANSACTIONS. Nothing in this Agreement or otherwise shall be construed to (i) prohibit any Director, Officer or Member or any Affiliate of any Director, Officer or Member from buying or selling securities for his or its own account or the account of others, including securities of the same issuers as those held (or proposed to be held) by the LLC; or (ii) impose any duty on any Director, Officer or Member or any Affiliate of any Director, Officer or Member to present investment or other opportunities to the LLC.

         SECTION 7.3. CONSENTS REQUIRED FOR CERTAIN ACTIONS. Until such time as Dr. Danny Wong ceases to hold at least 50% of the Class B shares outstanding, the following matters shall require the affirmative vote of at least seventy-five percent (75%) of the members of the Board of Directors:

         (a)      Liquidation or dissolution of the LLC;

         (b)      entering into a definitive agreement contemplating an LLC Sale
                  Event;

         (c)      issuance of additional Shares;

         (d)      admission of new Members to the LLC;

         (e)      election or removal of the Chairman of the Board;

         (f) removal of the President and Chief Executive Officer without Cause;

         (g)      removal of any other Officer without Cause;

         (h)      amendment of the LLC Agreement;

         (i)      converting the LLC into corporate form; and

         (j) entering into contracts relating to (x) the licensing of any rights with respect to any technology or products owned or developed by the LLC and the manufacturing, sales or distribution thereof; or (y) the lease of real property from the Class A Member.


          ARTICLE VIII - CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

         SECTION 8.1. CAPITAL CONTRIBUTIONS.

         (a) INITIAL CAPITAL CONTRIBUTIONS. On or prior to becoming a Member of the LLC, each Member has contributed or will contribute to the capital of the LLC cash, promissory notes or other property in the amount of such Member's Capital Contribution, as set forth on EXHIBIT A hereto.

         (b) ADDITIONAL REQUIRED CAPITAL CONTRIBUTIONS. No Class B Member or Class C Member shall be obligated to make any Capital Contribution other than the initial Capital Contribution set forth on EXHIBIT A hereto, as described in
Section 8.1(a) above. Subject to the limitations set forth herein, the Class A Member shall be obligated to make additional Capital Contributions ("Additional Capital Contributions") in cash (or, if approved by the Board of Directors, in the form of other property or services) as and to the extent required by operating budgets for the LLC that have been approved by the Board of Directors; provided, however, that the Class A Member shall have no further obligation to make any Capital Contributions after such time as the aggregate amount of all Additional Capital Contributions is equal to $7,000,000.00. The amount of any Additional Capital Contributions shall be recorded in the Capital Account of the Class A Member in accordance with Section 8.3 below. Upon the approval by the Board of Directors of an operating budget requiring an Additional Capital Contribution, the LLC shall issue to the Class A Member a notice stating the amount of the Additional Capital Contribution required thereunder. The Class A Member shall then have 10 business days to provide such Additional Capital Contribution, subject to the restrictions contained herein

         SECTION 8.2. RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to the return of any part of its Capital Contribution or to otherwise withdraw profits, gains or capital from the LLC other than as set forth in this Agreement.

         SECTION 8.3. CAPITAL ACCOUNTS; ALLOCATIONS. A separate capital account (each a "Capital Account") shall be established for each Member and shall be maintained in accordance with applicable regulations under Section 704 of the Code. Such Capital Accounts shall be adjusted as follows:

         (a) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the LLC, the fair market value of any property contributed by such Member to the capital of the LLC (it being understood that, for this purpose, the fair market value of the Intellectual Property (as defined in Section 8.4(c)) shall be determined and adjusted in the same manner as described in the last sentence of Section 8.4(c)), the amount of liabilities of the LLC assumed by the Member or to which property distributed to the Member was subject, and such Member's share of the Net Profits of the LLC and of any items in the nature of income or gain separately allocated to the Member; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the LLC, the amount of liabilities of the Member assumed by the LLC or to which property contributed by the Member to the LLC was subject and such Member's share of the Net Losses of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

         (b) If the LLC at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocated share of the Net Profits, Net Losses or items thereof that would have been realized by the LLC had it sold the assets that were distributed at their respective fair market values (taking Code section 7701(g) into account) immediately prior to their distribution.

         (c) If elected by the LLC, at any time specified in Treasury Regulation section 1.704-1(b)(2)(iv)(f), the Capital Account of each Member shall be adjusted to the extent provided under such regulation to reflect the Member's allocable share (as determined under this Section 8.3) of the items of Net Profits or Net Losses that would be realized by the LLC if it sold all of its property at its fair market value (taking Code section 7701(g) into account) on the day of the adjustment.

         (d) For purposes of this Agreement, "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code section 703(a), with the following adjustments:

                  (i) Items of gain, loss and deduction shall be computed based upon the Carrying Values (as defined below) of the LLC's assets ( in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets adjusted bases for federal income tax purposes. "Carrying Value" means the asset's adjusted basis for federal tax purposes, adjusted further as follows: (A) with respect to any asset contributed to the LLC, the asset's initial carrying value shall be its fair market value at the time of contribution; and (ii) the Carrying Values of each asset held by the LLC shall be adjusted to equal its fair market value upon an adjustment to the Capital Accounts of the Members described in Section 8.3(c) above, and shall thereafter be adjusted in accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(g).

                  (ii) Any tax-exempt income received by the LLC shall be included as an item of gross income;

                  (iii) The amount of any adjustments to the Carrying Values of any assets of the LLC pursuant to Code section 743 shall not be taken into account;

                  (iv) Any expenditure of the LLC described in Code section 705(a)(2)(B) (including any expenditures so treated pursuant to Treasury Regulations under Code section 704(b)) shall be treated as a deductible expense;

                  (v) The amount of income, gain, loss or deduction specially allocated to any Members pursuant to Section 8.3(f) below shall not be included in the computation; and

                  (vi) The amount of any items of Net Profits or Net Losses deemed realized pursuant to Sections 8.3(b) and (c) above shall be included in the computation.

         (e) Allocations of Net Profits and Net Losses.

                  (i) Except as provided in Section 8.3(f) below (which shall be applied first), Net Profits of the LLC for any relevant period shall be allocated as follows:

                           (A) First, to any Members having negative Capital
                  Account balances, in proportion to and to the extent of such negative balances; and

                           (B) The balance, if any, to the Members in such
                  proportions and in such amounts as would result in the Capital Account balance of each member equaling, as nearly as possible, the amount the Member would receive if the LLC's assets were distributed to the Members in accordance with the provisions of Section 8.4(c).

                  (ii) Except as provided in Section 8.3(f) below (which shall be applied first), Net Losses of the LLC for any relevant period shall be allocated among the Members as follows:

                           (A) First, to each Member with a positive Capital
                  Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Capital Account balances of all Members having positive Capital Account balances, then the Net Losses shall be allocated to the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the LLC's assets determined as set forth in Section 8.3(e)(i) above; and

                  (iii) The balance, if any, to the Members in proportion to their respective holdings of Shares (regardless of class).

                  (iv) If the amount of Net Profits allocable to the Members pursuant to Section 8.3(e)(i)(B) or the amount of Net Losses allocable to them pursuant to Section 8.3(e)(ii)(A) is insufficient to allow the Capital Account balance of each member to equal such Member's share of the LLC's assets, such Net Profits or Net Losses shall be allocated among the Members in such manner as to decrease the differences between the Members' respective Capital Account balances and their respective shares of the LLC's assets in proportion to such differences.

                  (v) Allocations of Net Profits and Net Losses provided for in this Section 8.3 shall generally be made as of the end of the fiscal year of the LLC; provided, however, that allocations of items of Net Profits and Net Losses described in clause (vi) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized as described in the definition of "Capital Account."

         (f) REGULATORY ALLOCATIONS. Notwithstanding the provisions of Section 8.3(e) above, the following allocations of Net Profits, Net Losses and items thereof shall be made in the following order of priority:

                  (i) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable period shall be allocated to the Members in the manner and to the minimum extent required by the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2(f) and Treasury Regulation Section 1.704-2(i)(4).

                  (ii) All "nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the LLC for any year shall be allocated to the Members in the same manner as Net Profits or Net Losses; provided, however, that nonrecourse deductions attributable to "partner nonrecourse debt" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(1).

                  (iii) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable period shall be allocated to the Members in the manner and to the extent required by the "qualified income offset" provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  (iv) In no event shall Net Losses of the LLC be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Adjusted Capital Account (determined, for purposes of this Section 8.3(f)) only, by increasing the Member's Capital Account balance by the amount the Member is obligated to restore to the LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

                  (v) In the event that items of income, gain, loss or deduction are allocated to one or more Members pursuant to any of subsections (i) through (iv) above (the "Original Allocation"), subsequent items of income, gain, loss or deduction will first be allocated (subject to the provisions of subsections (i) through (iv) above) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the Original Allocation not occurred; provided, however, that no such allocation shall be made pursuant to this subsection (v) if (x) the Original Allocation had the effect of offsetting a prior Original Allocation or (y) the Original Allocation in the future (E.G., an Original Allocation of "nonrecourse deductions" under subsection (ii) above that likely will be offset by a subsequent "minimum gain chargeback" under subsection (i) above).

         (g) Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are net Profits and Net Losses; PROVIDED, HOWEVER, that if the Carrying Value of any property of the LLC differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

         (h) ALLOCATIONS UPON TRANSFER OR ADMISSION. In the event that a Member acquires Shares either by Transfer from another Member or by acquisition from the LLC, the Net Profits, Net Losses, gross income, nonrecourse deductions and items thereof attributable to the Shares so Transferred or acquired shall be allocated among the Members based on a method chose by the Board of Directors, in its sole discretion, which method shall comply with Section 706 of the Code and shall be binding on all Members. For purposes of determining the date on which the acquisition occurs, the LLC may make use of any convention allowable under Section 706(d) of the Code.

         SECTION 8.4. DISTRIBUTIONS TO MEMBERS

         (a) DISTRIBUTIONS OF LLC ASSETS, GENERALLY. Other than in connection with the liquidation of the LLC, and other than as provided in Section 8.4(b) below, it shall be within the sole discretion of the Board of Directors as to whether and to what extent a distribution of the assets of the LLC shall be made and the Board of Directors shall be entitled, in its discretion, to reinvest any cash from operations of the LLC or dispositions of the LLC's assets. Distributions (other than distributions upon an LLC Sale Event) shall be made to the Members in proportion to their respective number of Shares.

         (b) TAX DISTRIBUTIONS. Within 90 days following the end of each fiscal semi-annual period of the LLC (or such shorter period as is determined at any time by Board of Directors in its sole discretion), the LLC shall distribute to each Member an amount (a "Tax Distribution") equal to the amount by which the Member's Tax Liability (as defined below) exceeds the aggregate distributions made to such Member since the last date on which a Tax Distribution was made. A Member's Tax Liability shall be equal to the product of (x) the Tax Rate (as defined below) times (y) the Member's distributive share of the LLC's net taxable income, if any, for the period (as determined under Code Section 703(a) but including separately stated items described in Code Section 702(a)); provided, that items of income, gain, loss and deduction attributable to the sale or exchange of all or substantially all of the assets of the LLC shall be excluded from such calculation. Tax Rate means, for any period, forty-five percent (45%). The Tax Rate applicable to any period may be equitably adjusted in the discretion of the Managers to account for periods during which the Tax Rate changes. In the event a Member's distributive share of LLC net taxable income for any period is negative, such negative amount shall be carried forward and taken into account for all purposes of this Section 8.4(b) (including application of this sentence) in determining such Member's distributive share of LLC net taxable income in each subsequent period (whether or not in the same fiscal year) until such negative amount is offset in full by positive net taxable income. Distributions to a Member under this Section 8.4(b) shall reduce future distributions to that Member under Section 8.4(a) and (c).

         (c) DISTRIBUTIONS UPON LLC SALE EVENT. Notwithstanding anything to the contrary in this Agreement, upon the occurrence of an LLC Sale Event, assets of the LLC determined by the

Board of Directors to be available for distribution shall first be distributed to the Members, in the following order and priority:

                  (i) First, to the Members in proportion to their Adjusted Capital Amounts (as described below); and

                  (ii) Second, to the Members in proportion to their Shares.

The Adjusted Capital Amount of a Member shall be the agreed value of the capital contributions made by the Member, and shall be reduced from time to time by the amount of any distributions to the Member. If, after the formation of the LLC, one or more Shares are issued to a new or existing Member (each such occasion being a "BOOK-UP EVENT"), the Adjusted Capital Amount of each existing Member shall be recalculated immediately prior to the issuance to equal the amount the Member would receive if the LLC sold all of its assets for cash, paid its liabilities, and distributed the proceeds in accordance with clauses (i) and
(ii) above (a "DEEMED LIQUIDATION"), as determined by the Board of Directors reasonably and in good faith. In connection with this recalculation, the amount to be distributed to a Member under clause (i) above shall be based on such Member's then existing Adjusted Capital Amount (prior to the recalculation). As of the date of this Agreement, the Class B Member shall fulfill his minimum capital commitment obligation as identified on EXHIBIT A hereto by the contribution of $1.00 and a business plan, certain trade secrets, know-how, inventions and other intellectual property (the "INTELLECTUAL PROPERTY") and shall initially be issued 384 Class B Shares. In light of the difficulties and uncertainties in determining an appropriate value for the Intellectual Property, the parties have agreed that, on each date on which the LLC accepts Additional Capital Contributions from the Class A Member pursuant to Section 8.1(b), the Adjusted Capital Amount of the Class B Member shall be increased by an amount equal to 25% of the cash value of such Additional Capital Contribution; PROVIDED, HOWEVER, that adjustments made pursuant to this sentence shall not cause the Class B Member's Adjusted Capital Amount to exceed $1,750,000.

         (d) DISTRIBUTIONS IN KIND. From time to time the Board of Directors may cause property of the LLC other than cash to be distributed to Members. If a distribution is to be made in securities or other property other than cash, such securities or other property shall be valued at their fair market value on the effective date of the distribution, which, in the case of publicly traded securities, shall be the average for the five (5) days immediately preceding the date of the distribution of the mean of the closing bid and asked prices for such security and otherwise shall be as determined by the Board of Directors reasonably and in good faith. Distributions in kind shall be made in accordance with Section 8.4(a) or 8.4(c), as applicable.

         (e) WITHHOLDING.

                  (i) The LLC shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the LLC to withhold from a distribution or make payments to any governmental authority with respect to any foreign, United States federal, state or local tax liability of such Member arising as a result of such Member's interest in the LLC. Each such payment (other than payments made from funds withheld upon a distribution that are accounted for as a distribution) shall be deemed to be a recourse loan by the LLC to such Member and shall not be deemed to be a distribution to such Member. The amount of such payments made with respect to such Member, plus interest thereon from the date of each such payment until such amount is repaid to the LLC at an interest rate per annum equal to the prime rate as published in THE WALL STREET JOURNAL from time to time plus two percent (2%), shall be repaid to the LLC (x) by deduction from any distributions payable to such Member pursuant to this Agreement, or (y) by earlier payment by such Member to the LLC at the option of such Member.

                  (ii) In the event that the proceeds to the LLC from an Investment are reduced on account of taxes withheld at source, or the LLC incurs a tax liability, and such reduction or tax liability is attributable to the interest of one or more Members in the LLC, the amount of the reduction or tax liability shall be treated as if it were paid by the LLC as a withholding obligation with respect to such Member or Members pursuant to paragraph (i) above.


                        ARTICLE IX - TRANSFER OF SHARES

         SECTION 9.1. TRANSFERABILITY OF SHARES.

         (a) Subject to the provisions of Section 9.1(b)-(d), 9.2, 9.3 and 9.6 below, Shares shall not be sold, assigned, transferred, pledged, hypothecated, gifted, or otherwise disposed of (collectively, a "Transfer") without the prior written consent of not less than three-fourths of the members of the Board of Directors. No Transfer shall be binding upon the LLC until the Board of Directors receives an executed copy of documents evidencing such Transfer in form and substance satisfactory to the Board of Directors. The transferee of such Shares (a "Transferee") may become a substituted Member only upon the terms and conditions of Section 9.11.

         (b) Sections 9.1(a) and 9.9 notwithstanding, a Member that is not a natural person may Transfer its Shares to and substitute as a Member in its place and stead any Person that is an Affiliate of such Member; provided, however, that no such Transfer may be made if the Board of Directors, after consultation with counsel, shall determine that it might result in a violation of any law or result in the LLC being an "investment company" under the Investment Company Act and provided, further, that such Affiliate enter into a Joinder Agreement in the form attached hereto as Exhibit B.

         (c) Sections 9.1(a) and 9.9 notwithstanding, a Member that is a natural person may Transfer its Shares to and substitute as a Member in its place and stead such Member's spouse, children (adopted or natural) or siblings or a trust of which such Member is the settlor and a trustee for the benefit of such Member's spouse, children or siblings, provided that any such trust or entity does not require or permit distribution of such Shares during the term of this Agreement, and provided, further that the Transferee shall have entered into a Joinder Agreement in the form attached hereto as Exhibit B providing that all Shares so transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Member, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Section 9.2 or Section 9.3; and

         (d) Sections 9.1(a) and 9.9 notwithstanding, a Member that is a natural person may Transfer its Shares to and substitute as a Member in its place and stead such Member's heirs, executors or administrators or a trust under such Member's will upon the death of such Member, or such Member's guardian or conservator, provided that the Transferee shall have entered into a Joinder Agreement in the form attached hereto as Exhibit B providing that all Shares so transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Member, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Section 9.2 and Section 9.3.

         (e) Any permitted Transferee described in the preceding clauses (b),
(c) or (d) shall be referred to herein as a "Permitted Transferee." Notwithstanding anything to the contrary in this Agreement or any failure by a Permitted Transferee to execute a Joinder Agreement, a Permitted Transferee shall take any Shares so transferred subject to all provisions of this Agreement as if such Shares were still held by the Member making such transfer, whether or not they so agree in writing.

         SECTION 9.2. RIGHT OF FIRST REFUSAL. In the event that any Member entertains a bona fide offer to purchase all or any portion of the Vested Shares held by such Member (a "TRANSACTION OFFER") from any other Person (a "BUYER"), such Member (a "TRANSFERRING MEMBER") may, subject to the provisions of Section
9.3 hereof, Transfer such Vested Shares pursuant to and in accordance with the following provisions of this Section 9.2:

         (a) OFFER NOTICE. The Transferring Member shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the LLC and each of the other Members (the "Offeree Members") of such Transferring Member's desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 9.2 and, if applicable, Section 9.3 (such notice, the "Offer Notice"). The Transferring Member's Offer Notice shall constitute an irrevocable offer to sell all or any portion of the Vested Shares which are the subject of the Transaction Offer (the "Offered Shares") to the LLC and the Offeree Members, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions as, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all relevant information in connection therewith).

         (b) LLC OPTION. The LLC shall have the first option to purchase all or a portion of the Offered Shares. At any time within ten (10) days after receipt by the LLC of the Offer Notice (the "LLC Option Period"), the LLC may elect to accept the offer to purchase with respect to all or any portion of the Offered Shares and shall give written notice of such election (the "LLC Acceptance Notice") to the Transferring Member within the LLC Option Period. The LLC Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares. If the LLC accepts the offer to purchase 100% of the Offered Shares, the closing for such purchase of the Offered Shares by the LLC under this Section 9.2(b) shall take place within thirty (30) days following the expiration of the LLC Option Period, at the offices of the LLC or on such other date or at such other place as may be agreed to by the Transferring Member and the LLC. If the LLC fails to elect to purchase all of the Offered Shares by exercising its option under this Section 9.2(b) within the period provided, the closing for such purchase of the Offered Shares by the LLC shall take place pursuant to Section 9.2(c) below, and


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

the Transferring Member shall notify the Offeree Members promptly (the "Additional Offer Notice"), which Additional Offer Notice shall identify the Offered Shares that the LLC has failed to elect to purchase (the "Rejected Shares"). The Rejected Shares shall be subject to the options granted to the Offeree Members pursuant to Section 9.2(c) below. The LLC may elect in its sole discretion to pay all or a portion of the purchase price for the Offered Shares by payment of twenty-five percent (25%) in cash or immediately available funds and the delivery of a duly authorized, executed and delivered promissory note of the LLC for the remainder of the purchase price. Such promissory note will (i) provide for the payment of the principal amount owing thereunder in three equal installments on the first, second and third anniversaries of the closing of the purchase of the Offered Shares by the LLC; and (ii) bear interest at an annual percentage rate equal to the prime rate in effect as of the date of the closing of the purchase as reported by the WALL STREET JOURNAL from time to time plus 1%, to be paid at each annual anniversary of the purchase of the Offered Shares; and (iii) be secured by a pledge of the Offered Shares.

         (c) MEMBERS OPTION. If the LLC fails to purchase all of the Offered Shares under Section 9.2(b) above, at any time within ten (10) days after receipt by the Offeree Members of the Additional Offer Notice (the "Member Option Period"), each Offeree Member may elect to accept the offer to purchase with respect to any or all of the Rejected Shares and shall give written notice of such election (the "Member Acceptance Notice") to the Transferring Member and each other Offeree Member within the Member Option Period, which notice shall indicate the maximum number of Rejected Shares that the Member is willing to purchase, including the number of Rejected Shares it would purchase if one or more other Members do not elect to purchase their Pro Rata Fractions (as defined in paragraph (d) below). The Member Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Rejected Shares covered by the Member Acceptance Notice. The closing for any purchase of Rejected Shares by the Offeree Members under this Section 9.2(c) (along with the purchase by the LLC of any Offered Shares under paragraph (b) above if the LLC is purchasing less than all of the Offered Shares) shall take place within thirty (30) days following the expiration of Member Option Period, at the offices of the LLC or on such other date or at such other place as may be agreed to by the Transferring Member and the purchasing Offeree Members. The Transferring Offeree Member shall notify the Offeree Members promptly if any Offeree Member fails to offer to purchase all of its Pro Rata Fraction.

         (d) ALLOCATION OF SHARES AMONG OFFEREE MEMBERS. Upon the expiration of the Offeree Member Option Period, the number of Rejected Shares to be purchased by each Offeree Member shall be determined as follows: (i) first, there shall be allocated to each Offeree Member electing to purchase, a number of Rejected Shares equal to the lesser of (A) the number of Offered Shares as to which such Member indicated its willingness to purchase in its respective Offeree Member Acceptance Notice or (B) such Offeree Member's Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, of Rejected Shares not allocated under clause (i) above, shall be allocated to those Offeree Members who within the Member Option Period delivered a Member Acceptance Notice that set forth a number of Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the relative number of Shares held by each such Offeree Member, provided, however, that such Offeree Member shall be deemed to have accepted for purchase more than the maximum amount indicated in the Member Acceptance Notice. An Offeree Member's Pro Rata Fraction shall be equal to the product obtained by multiplying the total number of Rejected Shares by a fraction, the NUMERATOR of which is the total number of Shares owned by such Offeree Member, and the DENOMINATOR of which is the total number of Shares held by all Offeree Members, in each case as of the date of the Offer Notice.

         (e) VALUATION OF PROPERTY. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the LLC shall determine the fair market value of such consideration, reasonably and in good faith, and the LLC and/or the Offeree Members, as the case may be, may effect their purchase under this Section 9.2 by payment of such fair market value in cash or cash equivalents.

         (f) SALE TO THIRD PARTY. In the event that the LLC and the Offeree Members do not elect to exercise their rights to purchase under this Section 9.2 with respect to 100% of the Offered Shares, the Transferring Member may sell 100% of the Offered Shares to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 9.3; provided, however, that the transferee shall have entered into a Joinder Agreement in the form attached hereto as Exhibit B providing that all Vested Shares so transferred shall continue to be subject to all provisions of this Agreement as if such Vested Shares were still held by such Member. If the Transferring Member's sale to a Buyer is not consummated in accordance with the terms of the Transaction Offer on or before sixty (60) calendar days after the latest of: (i) the expiration of the LLC Option Period, (ii) the expiration of the Member Option Period, (iii) the expiration of the Co-Sale Election Period set forth in Section
9.3 below, if applicable, and (iv) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement and void AB INITIO unless the Transferring Member sends a new Offer Notice and once again complies with the provisions of this Section 9.2 with respect to such Transaction Offer. Unvested Shares may not be Transferred pursuant to this Section 9.2.

         SECTION 9.3. CO-SALE OPTION. In the event that the LLC and the Offeree Members do not exercise their rights under Section 9.2 with respect to all of the Offered Shares in connection with any Transaction Offer, the Transferring Member may Transfer such Offered Shares only pursuant to and in accordance with the following provisions of this Section 9.3:

         (a) CO-SALE NOTICE. As soon as practicable following the expiration of the Member Option Period, and in no event later than five (5) days thereafter, the Transferring Member shall provide notice to each Offeree Member (the "Co-Sale Notice") of its right to participate in the Transaction Offer on a pro rata basis with the Transferring Member (the "Co-Sale Option"). To the extent one or more Offeree Members exercise their Co-Sale Option in accordance with this Section 9.3, the number of Vested Shares that the Transferring Member may Transfer pursuant to the Transaction Offer shall be correspondingly reduced.

         (b) ACCEPTANCE. Each of the Offeree Members shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the "Co-Sale Acceptance Notice") to the Transferring Member within ten (10) days after receipt by such Offeree Member of the Co-Sale Notice (the "Co-Sale Election Period"). Each Co-Sale Acceptance Notice shall indicate the maximum number of Vested Shares subject thereto which the Offeree Member wishes to sell, including the number of Vested Shares it would sell if one or more other Offeree Members do not elect to participate in the sale on the terms and conditions stated in the Offer Notice.

         (c) ALLOCATION OF SHARES. Each Offeree Member shall have the right to sell a portion of its Vested Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Offered Shares by a fraction, the NUMERATOR of which is the total number of Shares owned by such Offeree Member and the DENOMINATOR of which is the total number of Shares held by all Members (including the Transferring Member), in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. In the event any Offeree Member does not elect to sell the full amount of such Vested Shares which such Offeree Member is entitled to sell pursuant to this Section 9.3, then any Offeree Members who have elected to sell Vested Shares shall have the right to sell, on a pro-rata basis (based on the relative number of Vested Shares held by each such Offeree Member) with any other Offeree Members and up to the maximum number of Vested Shares stated in each such Member's Co-Sale Acceptance Notice, any Vested Shares not elected to be sold by such Offeree Member.

         (d) CO-SALE CLOSING. Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Member shall promptly notify each participating Offeree Member of the number of Vested Shares held by such Offeree Member that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty
(30) calendar days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Member may effect its participation in any Transaction Offer hereunder by delivery to the Buyer, or to the Transferring Member for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the Vested Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Member that portion of the sale proceeds to which the participating Member is entitled by reason of its participation with respect thereto. No Vested Shares may be purchased by the Buyer from the Transferring Member unless the Buyer simultaneously purchases from the participating Members all of the Vested Shares that they have elected to sell pursuant to this Section 9.3.

         (e) LIABILITY OF MEMBERS. Each participating Offeree Member shall be liable to the Buyer only to same extent as the Transferring Member with respect to representations and warranties regarding the LLC or its business, on a several, and not joint, basis for each such Offeree Member's pro rata portion, provided that each such Member's liability with respect to such representations and warranties shall not exceed the value of the proceeds received by such Offeree Member upon the consummation of the Transaction Offer and, provided further, that no Offeree Member shall be required to make any other representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the Shares being conveyed.

         (f) SALE TO THIRD PARTY. Any Vested Shares held by a Transferring Member that are the subject of the Transaction Offer and that the Transferring Member desires to Transfer following compliance with this Section 9.3, may be sold to the Buyer only during the period specified in Section 9.3(d) and only on terms no more favorable to the Transferring Member than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Member


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

shall notify the LLC, which in turn shall promptly notify all the other Members, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested. Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit B, and upon effectiveness of such Transfer, such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Member. In the event that the Transaction Offer is not consummated within the period required by this Section 9.3 or the Buyer fails timely to remit to each participating Member its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Vested Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement and void AB INITIO unless the Transferring Member sends a new Offer Notice and once again complies with the provisions of Sections
9.2 and 9.3 with respect to such Transaction Offer. Unvested Shares may not be Transferred pursuant to this Section 9.3.

         SECTION 9.4. CONTEMPORANEOUS TRANSFERS. If two or more Members propose concurrent Transfers which are subject to this Article IX, then the relevant provisions of Sections 9.2 and 9.3, as applicable, shall apply separately to each such proposed Transfer.

         SECTION 9.5. EFFECT OF PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void AB INITIO; the LLC and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the LLC shall have the right to refuse to recognize any Transferee as one of its Members for any purpose.

         SECTION 9.6. DRAG-ALONG RIGHTS. In connection with any proposed LLC Sale Event (and subject to Section 7.3), upon receipt of notice of such proposed LLC Sale Event at least fifteen days before consummation of such LLC Sale Event, the Members shall be obligated to, and shall upon the written request of the Members holding at least a majority interest in the outstanding Class A Shares (a "MAJORITY INTEREST"): (i) sell, Transfer and deliver, or cause to be sold, transferred and delivered, to the Third Party Buyer a pro rata portion of, his, her or its Shares on substantially the same terms applicable to the Majority Interest; and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any LLC Sale Event proposed by a Majority Interest and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as such Majority Interest or the Third-Party Buyer may reasonably require in order to carry out the terms and provisions of this
Section 9.6 (the "DRAG-ALONG RIGHT").

         SECTION 9.7. REPURCHASE RIGHT IN A CLASS A MEMBER SALE EVENT.

         (a) REPURCHASE OF CLASS B AND CLASS C SHARES. Immediately upon and as of, and in all cases subject to, the closing of a Class A Member Sale Event, the LLC shall repurchase all (but not less than all) of the outstanding Class B Shares and the Class C Shares at the Repurchase Price (as defined below). Pursuant to the affirmative vote of a majority of the members of the Board of Directors, the LLC shall have the right, in its sole discretion, to assign its obligations and duties under this Section 9.7 without the prior consent of any Member; provided that the LLC shall give notice to the holders of Class B Shares and Class C Shares following any such assignment.

         (b) REPURCHASE PRICE. The Repurchase Price payable to any holder of Class B Shares or Class C Shares shall be equal to the amount which such Member would be entitled to receive in a Deemed Liquidation of the LLC, assuming that the aggregate proceeds from the deemed sale of the LLC's assets for cash is equal to the Deemed Enterprise Value.

         (c) FORM OF CONSIDERATION. The Repurchase Price shall be payable in cash in immediately available funds to the holders of the Class B Shares and the Class C Shares upon the consummation of the Class A Member Sale Event; PROVIDED, HOWEVER, that, in its sole discretion, the LLC (or its assignee) may elect to pay the Repurchase Price in the same form of consideration as the consideration being paid to the holders of common stock of the Class A Member in connection with the Class A Member Sale Event. For example, if the holders of Class A Member common stock are entitled to receive capital stock of a third party as consideration for their shares in the Class A Member Sale Event, then the LLC (or its assignee) may elect to pay the Repurchase Price in the form of shares of the same class of capital stock of such third party. To the extent that the LLC (or its assignee) elects to make payment of the Repurchase Price in this manner, the number of shares of capital stock or the amount of other property to be paid to each holder of Class B Shares or Class C Shares shall be equal to the number of shares or amount of other property as would be entitled to be received by a holder of that number of shares of common stock of the Class A Member determined by dividing the Repurchase Price payable to such holder of Class B Shares or Class C Shares, as applicable, by the average per share closing price of the common stock of the Class A Member for the thirty (30) trading days prior to public announcement of the Class A Member Sale Event. Notwithstanding anything in this Section 9.7 to the contrary, the LLC (or its assignee) must make payment of the Repurchase Price in the same form of consideration to each Class B member and Class C Member.

         SECTION 9.8. INDEMNIFICATION; LIMITATION OF LIABILITIES OF THE MEMBERS. Each Member shall be liable to the Third-Party Buyer for any breach of the representations and warranties made by such Member in connection with an LLC Sale Event effected pursuant to the Drag-Along Right or Co-Sale Option regarding the LLC or its business, on a several, and not joint, basis for each such Member's pro rata portion, provided that each such Member's liability with respect to such representations and warranties shall not exceed the value of the proceeds received by such Member upon the consummation of the LLC Sale Event and, provided further, that no Member shall be required to make any other representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the shares being conveyed.

         SECTION 9.9. SUBSTITUTED MEMBERS. Subject to the provisions of Sections 9.1(b)-(d), 9.2, 9.3 and 9.6, no Member shall have the right to substitute a Transferee as a Member in his place. The Board of Directors shall have the power, in its discretion, to admit as a substituted Member any Person acquiring Shares by Transfer from a Member. The admission of a Transferee as a substituted Member shall be conditioned upon the Transferee's execution of a Joinder Agreement in the form as attached hereto as EXHIBIT B. Upon acceptance of a substituted Member, the Board of Directors shall forthwith amend EXHIBIT A of this Agreement to show the substitution of such Transferee in place of the Member. The Board of Directors' failure or refusal to admit a Transferee as a substituted Member shall not affect the right of such Transferee to receive the share of profits or other distributions or compensation to which its transferor would otherwise be entitled.

         SECTION 9.10. OBLIGATION OF TRANSFEREE. Any Transferee, irrespective of whether such Transferee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such Transfer to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its transferor.

         SECTION 9.11. ADDITIONAL CONDITIONS. Notwithstanding anything in this Agreement to the contrary, as additional conditions to the validity of any Transfer of Shares, such Transfer shall not:

         (a) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction;

         (b) cause the LLC to be an "investment company" pursuant to Sections 3(c)(1) and 3(c)(7) of the Investment Company Act and the rules and regulations of the Securities and Exchange Commission thereunder;

         (c) result in the termination of the LLC for U.S. Federal income tax purposes under the Code; or

         (d) result in the LLC having more than 100 "partners" for purposes of Treasury Regulations Section 1.7704-1(h) or otherwise becoming subject to tax as a corporation pursuant to Section 7704 of the Code.

The Board of Directors may require reasonable evidence as to the foregoing, including, without limitation, a favorable Opinion of Counsel.

         SECTION 9.12. GENERAL PROHIBITION AGAINST PUBLIC TRADING. Each Member hereby further covenants and agrees with the LLC for the benefit of the LLC and all Members, that (a) the Member is not currently making a market in the Member's Shares and (b) the Member will not Transfer its Shares on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Sections 469(k)(2) and 7704(b) (and any Treasury Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or the Treasury Department promulgated or published thereunder).


      ARTICLE X - DISSOLUTION, LIQUIDATION, AND TERMINATION; INCORPORATION

         SECTION 10.1. DISSOLUTION. The LLC shall dissolve and its affairs shall be wound up upon the first to occur of the following:

         (a) the determination by at least a majority of the Directors then in office (subject to Section 7.3);

         (b) the written consent of all Members; or

         (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         The LLC shall not dissolve or be terminated upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member.

         The Board of Directors shall promptly notify the Members of the dissolution of the LLC.

         SECTION 10.2. LIQUIDATION. Upon dissolution of the LLC, the LLC shall be liquidated in accordance with the provisions of this Section 10.2. The Board of Directors may appoint one or more Directors, Members or other Persons to act as liquidator with full power and authority to:

         (a) sell, at such prices and upon such terms as the liquidator in its sole discretion may deem appropriate, any or all of the properties and assets of the LLC, provided that such sales shall only be made for cash and, when possible (consistent with the best interests of all the Members), consummated within ninety (90) days after the date of dissolution; and provided further that the liquidator shall not deal directly or indirectly with the LLC for its own account without the approval in writing of a majority of the Members;

         (b) within ninety (90) days after the date of dissolution or as soon thereafter as possible, effect distribution of the properties and assets of the LLC in the manner set forth in Section 10.3; and

         (c) control and pay out the reserves established pursuant to Sections 10.3(b) and (d) and distribute the balance to the Members pursuant to Section 10.3(e) as additional assets.

         SECTION 10.3. DISTRIBUTION UPON LIQUIDATION. On liquidation of the LLC, the liquidator shall make distributions out of the properties and assets of the LLC in the following order of priority:

         (a) To the payment and discharge of the claims of all creditors of the LLC who are not Members;

         (b) To the establishment of such reserves as it may deem reasonably necessary or advisable in light of all the facts in order to provide for contingent liabilities of the LLC to all Persons who are not Members;

         (c) To the payment and discharge pro rata of the claims of all creditors of the LLC who are Members;

         (d) To the establishment of such reserves as it may deem reasonably necessary or advisable in light of all the facts in order to provide for contingent liabilities to Members; and

         (e) The balance, if any, to the Members in accordance with the provisions of Section 8.4(c).

         SECTION 10.4. CERTIFICATE OF CANCELLATION. Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware under the Act, cancel any other filings made on behalf of the LLC, and take such other actions as may be necessary to terminate the existence of the LLC.

         SECTION 10.5. RIGHT TO CONVERT TO CORPORATE FORM. It is the intention of the Members that the LLC will initially be subject to tax as a partnership under the Code. Notwithstanding anything to the contrary set forth herein, however, and subject to Section 7.3, the Board of Directors may, by vote of at least a majority of the Directors then in office, at any time by not less than ten (10) days prior written notice given to all Members, cause the LLC to convert to one or more corporations (or to elect to be taxed as a corporation), by such means (including, without limitation, filing of appropriate certificates of conversion and incorporation, merger or consolidation or other business combination; Transfer of all or a part of the LLC's assets; and/or Transfer of the Members' respective Shares) as the Board of Directors may reasonably select. Upon such conversion:

         (a) The stockholders of such corporation or corporations, and such corporation or corporations, shall enter into such documents and instruments as are customarily entered into by stockholders of corporations entering into venture capital or similar transactions, in each case in the form customarily used for documents and instruments of similar nature in such transactions and otherwise reasonably acceptable to the Board of Directors.

         (b) Each Person which now or hereafter is a Member of the LLC, or serves as a Director of the LLC, by execution of this Agreement, an amendment hereto or an instrument acknowledging that such Person is bound hereby, irrevocably constitutes and appoints the Board of Directors and any Person designated by the Board of Directors to act on his behalf for the purposes of this Section 10.5, and each of them acting singly, such Person's true and lawful agent and attorney-in-fact with full power and authority in such Person's name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any and all agreements, instruments and other documents (including, without limitation, the organizational documents of the corporation or corporations into which the LLC may be converted as contemplated by this Section 10.5, the agreements among the stockholders of such corporation or corporations and/or such corporation or corporations referred to in this
Section 10.5, and instruments of assignment and Transfer assigning the assets of the LLC or the Members' respective Shares in the LLC, as the case may be, to such corporation or corporations in order to effectuate such conversion as contemplated by Section 10.5 or any tax forms necessary to elect treatment as a corporation) as are necessary or appropriate, in the reasonable opinion of the Board of Directors or such Person designated by it, to implement and effectuate the provisions of this Section 10.5, which the power of attorney is hereby agreed and acknowledged to be irrevocable and coupled with an interest, in recognition of the fact that the Board of Directors will be relying upon the power of the Board of Directors or such Person designated by it to act as contemplated by this Section 10.5 in connection with the conversion of the LLC into a corporation or corporations and the other matters contemplated by this
Section 10.5, and shall survive any death, retirement, resignation, withdrawal, expulsion, removal, bankruptcy, dissolution or adjudication of incompetence or insanity of any Member or Director until such time as the provisions of this
Section 10.5 have been implemented and effectuated to the reasonable satisfaction of the Board of Directors or its relevant designee.

                        ARTICLE XI - REPORTS TO MEMBERS

         SECTION 11.1. INDEPENDENT AUDITORS. At all times the Board of Directors shall keep books of account in which shall be entered fully and accurately the transactions of the LLC. The books of account and records of the LLC shall be audited as of the end of each fiscal year by independent certified public accountants of recognized national standing selected by the Board of Directors and shall be kept on an accrual basis in accordance with U.S. generally accepted accounting principles.

         SECTION 11.2. REPORTS. Within one hundred twenty (120) days after the end of each fiscal year and on liquidation of the LLC, the Board of Directors shall prepare, on the basis of the report of the independent certified public accountants, and mail to each Member, together with the report of the independent certified public accountants, a report stating in sufficient detail such transactions effected by the LLC during such fiscal year as shall enable such Member to prepare its income tax returns.

         SECTION 11.3. INSPECTION. A Member or its duly authorized representative shall have the right at reasonable times to inspect and copy the books and records of the LLC.

         SECTION 11.4. TAX MATTERS. The Class A Member holding the largest number of Class A Shares will serve as the "tax matters partner" of the LLC. The tax matters partner shall be entitled and have the authority to make all decisions, elections and determinations regarding United States Federal income tax matters, the allocation of income, gain, loss and deduction and the maintenance of Capital Accounts. The Board of Directors will use all reasonable efforts to cause to be delivered within ninety (90) days after the end of each fiscal year, to each Person who was a Member at any time during such fiscal year
(a) a Form K-1 and such other information, if any, with respect to the LLC as may be necessary for the preparation of such Member's United States Federal income tax return and (b) such similar returns as are required to be filed by the LLC for United States Federal, state and local income tax purposes.


                          ARTICLE XII - MISCELLANEOUS

         SECTION 12.1. GENERAL. This Agreement: (a) shall be binding on the legal successors, Transferees and Permitted Transferees of the Members permitted by this Agreement; (b) shall be governed by and construed in accordance with the Act and otherwise in accordance with the laws of the State of Delaware, excluding its conflicts of laws provisions; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire Agreement among the Members relating to the subject matter hereof. The waiver of any of the provisions, terms or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms or conditions hereof.

         SECTION 12.2. NOTICES.

         (a) TO THE MEMBERS. Any notice to be given hereunder by the LLC to any Member shall be in writing and signed by a Director or Officer. Any such notice shall be conclusively deemed to have been given if either (i) delivered in person to such Member or (ii) if the address to which said notice is to be sent is outside of the jurisdiction from which such notice is sent, mailed by air mail, postage prepaid, addressed to such Member at its address set forth in

EXHIBIT A, or (iii) if the address to which said notice is to be sent is within the jurisdiction from which such notice is sent, mailed by registered or certified mail, and addressed as set forth in Section 12.3(a)(ii) above. Any Member may change its address for notice by written notice to the LLC at the LLC address given by the means set forth in Section 12.3(b), and upon receipt by the LLC of such notice of change of address for notice, the new address shall be that Member's address for notice hereunder.

         (b) TO THE LLC. Any notice to be given hereunder to the LLC shall be in writing and signed by the Member giving notice. Any such notice shall be conclusively deemed to have been given if either (i) delivered in person to the Board of Directors, or (ii) mailed by United States registered or certified mail, postage prepaid, addressed to the LLC at its principal office, which shall be c/o President and Chief Executive Officer, Innovative Specialty Optical Fiber Components LLC, 32-A Hampshire Road, Salem, New Hampshire 03079. Any notice to the LLC and the Board of Directors may be mailed by air mail to such address if mailed from outside of the jurisdiction from which such notice is sent, but shall be deemed given only upon receipt.

         SECTION 12.3. AMENDMENTS.

         (a) Except as otherwise specifically provided herein, and subject to
Section 7.3, the terms and provisions of this Agreement may be modified or amended at any time and from time to time or compliance with any provision hereof may be waived by the vote of at least a majority of the Directors then in office and the approval of holders of in excess of a majority of the outstanding Shares. Notwithstanding the foregoing, without the specific approval of each Member adversely affected thereby, no such modification or amendment shall increase or reduce the number of Shares owned by any Member or adversely affect such Member's rights to allocations, distributions and withdrawal with respect thereto; it being understood that a Member's rights shall not be deemed adversely affected as a result of amendments adopted in order to create and issue an additional class of shares. The immediately preceding sentence may not be amended without the unanimous consent of all the Members.

         (b) In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the Board of Directors without the consent of any of the Members (i) to cure any ambiguity or correct any printing, stenographic or clerical errors or omissions; (ii) to admit one or more additional Members or one or more substituted Members, in accordance with the terms of this Agreement; (iii) to amend EXHIBIT A hereto to provide any necessary information regarding any Member or any additional or substituted Member and the related effects on allocations and distributions.

         SECTION 12.4. HEADINGS. Article, section, paragraph and subparagraph headings are for convenience of reference only, are not part of this Agreement, and shall not be considered in interpreting this Agreement.

         SECTION 12.5. POWER OF ATTORNEY. Each Member hereby constitutes and appoints the Chairman of the Board and the President, with full power of substitution, and each of them, its true and lawful representative, in its name, place and stead, to make, execute, sign, acknowledge, deliver and file (i) all such instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware, the State of New

Hampshire, or any other state or jurisdiction in which the LLC shall determine to do business, or any political subdivision or agency thereof, to effect, implement and continue the valid and subsisting existence of the LLC and (ii) any amendment to this Agreement which has been authorized and adopted as herein provided.

         SECTION 12.6. EFFECT OF SECURITIES LAWS. In the event that due to acts of the Members or the LLC or otherwise the Board of Directors determines, after consultation with legal counsel for the LLC, that the LLC is or may be required by the securities laws of the United States to register either the LLC or interests in the LLC with the United States Securities and Exchange Commission or other similar agency, then the Board of Directors shall have the right, in its discretion and without the necessity of obtaining the consent of the Members, to take any of the following actions:

         (a) Dissolve and liquidate the LLC; or

         (b) Require the withdrawal of any Member whose acts have caused or may cause the LLC or interests therein to be required to be so registered.

         SECTION 12.7. CONSENT TO JURISDICTION. The parties to this Agreement hereby consent to the exclusive jurisdiction of the courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC.

                             [MEMBER SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                          MEMBERS:

                          STOCKERYALE, INC.

                          By:   /s/ ALAIN BEAUREGARD
                                -----------------------------------------------
                                Name:  Alain Beauregard
                                Title: President and Chief Technology Officer


                          /s/ DANNY WONG, PH.D.
                          -----------------------------------------------------
                          Danny Wong, Ph.D.

                            [MANAGER SIGNATURE PAGE]

         The undersigned hereby execute this counterpart signature page to the Limited Liability Company Agreement of Innovative Specialty Optical Fibers (the "LLC") dated as of the date hereof (as the same may be amended hereafter in accordance with its terms, the "Agreement"), in his or her capacity as a Manager of the LLC, and agrees to be bound by the terms and conditions thereof relating to Managers. The undersigned hereby authorizes this signature page to be attached to the Agreement.

                                      DIRECTORS:

                                      /s/ MARK W. BLODGETT
                                      -----------------------------------------
                                      Mark W. Blodgett


                                      /s/ DR. DANNY WONG
                                      -----------------------------------------
                                      Dr. Danny Wong


                                      /s/ ALAIN BEAUREGARD
                                      -----------------------------------------
                                      Alain Beauregard


                                      /s/ GEORGE FRYBURG
                                      -----------------------------------------
                                      George Fryburg

                                    EXHIBIT A

                                     MEMBERS


----------------------------------------------------------------------------------------------------------------------
                                                         INITIAL CONTRIBUTIONS                     NUMBER AND

NAME & ADDRESS                                             UNDER SECTION 8.1                     CLASS OF SHARES
----------------------------------------------------------------------------------------------------------------------

StockerYale, Inc.                             $600                                                   Class A

32 Hampshire Road                                                                                      600

Salem, New Hampshire  03079
----------------------------------------------------------------------------------------------------------------------

Dr. Danny Wong                                $1; Intellectual property, technology and
                                              inventions, initially valued at $300;                  Class B
c/o StockerYale, Inc.                         business plan, valued at $83, subject to
                                              Section 8.4(c).                                          384
32 Hampshire Road

Salem, New Hampshire  03079
----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                JOINDER AGREEMENT

                       Limited Liability Company Agreement

                     Innovative Specialty Optical Fibers LLC

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Limited Liability Company Agreement of Innovative Specialty Optical Fibers LLC, dated as of April 26, 2001 (as the same may be amended thereafter in accordance with its terms, the "LLC AGREEMENT"), and agrees to be bound by the terms and conditions thereof including, but not limited to, certain restrictions on transfer pursuant to Article IX thereof. The undersigned hereby authorizes this signature page to be attached to a counterpart of the LLC Agreement. The address and facsimile number to which notices may be sent to the undersigned are as set forth below:


                                    -------------------------------------------
                                    Name (please print)

                                    By:
                                        ---------------------------------------

                                    -------------------------------------------

                                    Title or Authority (if applicable)

                                    Date:
                                          -------------------------------------

                                    Address
                                            -----------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    Facsimile:
                                               --------------------------------

                                    INNOVATIVE SPECIALTY OPTICAL
                                       FIBERS LLC

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title: